                                                                   EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the Nalco Holding Company 2004 Stock Incentive Plan of Nalco
Holding Company of our reports dated June 18, 2004, with respect to the consolidated and combined financial statements and schedule of Nalco Holding
Company included in the Prospectus (No. 333-118583) dated November 10, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
February 4, 2005